    Ex 99.1 - Earnings Release

JETBLUE REPORTS SECOND QUARTER OPERATING PROFIT, DRIVEN BY IMPROVING DEMAND, STRONG OPERATION, AND CONTINUED JETFORWARD STRATEGY EXECUTION
Delivered a positive operating margin for the quarter, exceeding better end of revenue and cost guidance ranges
Announced Blue Sky, a collaboration with United, expected to enhance customer choice and accelerate JetForward
Plans return to growth in 2026 with improved Pratt & Whitney aircraft on the ground outlook
Advanced JetForward, which remains on track and continues building momentum
NEW YORK (July 29, 2025) - JetBlue Airways Corporation (NASDAQ: JBLU) today reported its financial results for the second quarter of 2025 alongside an update on JetForward, the company's multi-year transformation plan.
"We ended the first half of 2025 with meaningful progress on JetForward," said Joanna Geraghty, JetBlue's chief executive officer. "Operational investments drove significant reliability improvements, with on-time performance up three points year-over-year. Customer satisfaction also increased considerably over the first half of this year, and JetBlue's Net Promoter Score rose by double digits." Geraghty continued, "despite facing an uncertain economic backdrop, we met or exceeded our financial targets, delivering a modest operating profit for the quarter. The momentum we have built since launching our multi-year strategy last summer reinforces our conviction that JetForward is the right plan to return JetBlue to sustained profitability."
"Demand for air travel improved as the quarter progressed, resulting in significant strength for bookings within 14-days of travel, as well as for peak travel periods," said Marty St. George, JetBlue's president. "We are encouraged to see that momentum carry into July and, we are optimistic that demand will continue to improve through the end of the year."

Blue Sky Collaboration with United Airlines to Increase Customer Choice and Benefits
"In May, we marked another significant milestone for JetForward, introducing Blue Sky, a collaboration with United that is designed to deliver clear benefits to customers," said St. George. "We believe Blue Sky will enable each airline to offer its customers access to hundreds of new flights and destinations through a traditional interline agreement, with the opportunity to earn and redeem loyalty points and miles across each other's networks. United has agreed to transition its distribution of non-flight ancillaries such as hotels, rental cars, and more to our travel products subsidiary Paisly – turbocharging Paisly's high-margin growth.
"Blue Sky is expected to contribute $50 million more in incremental EBIT (1) than we had initially planned for a partnership – accelerating JetForward. We are recalibrating the total program range and now anticipate $850 to $950 million in EBIT benefit by the end of 2027, up from $800 to $900 million previously."

JetForward Continues to Deliver Results
JetBlue delivered $90 million incremental EBIT during the first half of 2025 as part of its JetForward strategy, bringing cumulative gains since inception to $180 million. Performance across all four priority moves continues to drive results:
•Reliable & Caring Service: $15 million to-date
◦For the first half of 2025, on-time performance and completion factor were up 3 points and 0.5 points, respectively, while Net Promoter Score was up double digits – building on improvements from 2024.
•Best East Coast Leisure Network: $15 million to-date
◦Efforts to optimize Transatlantic & Mint® flying were especially productive, with significant margin improvement year-over-year.
◦New routes out of secondary cities in the Northeast have performed well and, early into their launch, have some of the highest TrueBlue® attachment rates per flight.
•Products & Perks Customers Value: $35 million in 1H25, $125 million cumulatively
◦JetBlue was recognized as the top airline for first/business class customer satisfaction according to J.D. Power according to J.D. Power. (2)
◦Blue Sky is designed to accelerate JetForward and drives substantial loyalty and Paisly engagement, anticipated to begin delivering value as early as the fourth quarter 2025.

◦Preferred seating continues to outpace expectations and recent initiatives, such as our enhanced EvenMore® offering, are performing well.
◦Lounges remain on track with John F. Kennedy International Airport slated for the fourth quarter of 2025 and Boston Logan in 2026.
◦JetBlue is on track to launch domestic first class in 2026.
•A Secure Financial Future: $25 million to-date
◦JetBlue continued to advance over 100 cost initiatives. In 2025, initiatives are focused on AI and data science adoption, customer self-service, disruption management, and fuel consumption reduction.

Second Quarter 2025 Financial Results
•Net loss for the second quarter of 2025 under U.S. Generally Accepted Accounting Principles ("GAAP") of $74 million or $(0.21) per share. Non-GAAP adjusted net loss for the second quarter of 2025 of $58 million (3) or $(0.16) (3) per share.
•Second quarter 2025 system capacity decreased by 1.5% year-over-year.
•Operating revenue of $2.4 billion for the second quarter of 2025, a decrease of 3.0% year-over-year.
•Operating expense of $2.4 billion for the second quarter of 2025, a decrease of 0.9% year-over-year.
•Operating expense, excluding special items, for the second quarter of 2025 was $2.3 billion, a 1.9% (3) decrease year-over-year.
•Operating expense per available seat mile ("CASM") for the second quarter of 2025 increased 0.6% year-over-year.
•Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-Fuel") (3) for the second quarter of 2025 increased 6.0% year-over-year.
•Operating margin of 0.3% for the second quarter of 2025.
•Adjusted operating margin (3) of 1.3% for the second quarter of 2025.
•Average fuel price in the second quarter of 2025 of $2.40 per gallon.
Second Quarter 2025 Key Highlights
•Strong operational execution drove a double digit increase in Net Promoter Score over the quarter.
•Second quarter year-over-year unit revenue decreased by 1.5%, exceeding the better end of our guidance range.
•Second quarter year-over-year CASM ex-Fuel (3) increased by 6.0%, beating the better end of our guidance range. Cost savings from our JetForward initiatives and strong operational execution drove the 7th consecutive quarter of cost out-performance.
•Sold assets from our JetBlue Technology Ventures subsidiary to SKY Leasing – a unique transaction that allows us to retain the up-side of the investment portfolio and other benefits, including continued access to cutting-edge companies, with greatly reduced costs.
•Executed definitive agreements to sell our remaining Embraer E190 fleet as well as our two upcoming Airbus A321neo XLR deliveries, a meaningful step in our fleet modernization and simplification.
•Unveiled unique marketing promotions.
•Welcomed additional loyalty partners including Japan Airlines.

Outlook
"We are optimistic that the demand environment is turning a corner," said St. George. "Over the first few weeks of July, we have seen the close-in strength from the second quarter continue, and we are encouraged by the sustained momentum."
Ursula Hurley, chief financial officer, added, "as the demand environment improves, we remain laser-focused on cost execution. For the full year, we are re-instating our initial unit cost guidance from the onset of the year, despite capacity one and a half points lower than initial guidance, illustrating the benefits of our strong operation and cost reduction programs."

Third Quarter and Full Year 2025 Outlook	Estimated 3Q 2025	Estimated FY 2025
Available Seat Miles ("ASMs") Year-Over-Year	(1.0%) - 2.0%	(2.5%) - (0.5%)
RASM Year-Over-Year	(6.0%) - (2.0%)	-
CASM Ex-Fuel (3), (4) Year-Over-Year	4.0% - 6.0%	5.0% - 7.0%
Fuel Price per Gallon (5), (6)	$2.50 - $2.65	-
Interest Expense	-	~$600 million
Capital Expenditures (7)	~$375 million	~$1.2 billion

Improved AOG Forecast Enables Return to Long-Term Capacity Growth, Supporting Path Back to Profitability
Hurley provided an update on JetBlue's evolving aircraft on the ground ("AOG") forecast, which is improving due to the extension of required maintenance intervals from better-than-expected engine durability performance and aggressive self-help initiatives to source spare engines.
"I'm pleased to announce that the forecast for AOGs, as a result of Pratt & Whitney Geared Turbofan challenges, has improved, and we now expect to average fewer than 10 aircraft on the ground this year, down from mid-to-high teens. We believe that 2025 now represents the peak, with the number set to reduce as we progress into 2026 and fully resolve by the end of 2027.
"We believe the improving AOG profile should enable us to return to sustainable and capital-efficient capacity growth through the end of the decade with our current order book. This allows us to pursue a more favorable unit-cost growth trajectory, supporting our path to restoring profitability."
Earnings Call Details
JetBlue will hold a conference call to discuss its quarterly earnings today, July 29, 2025 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the company's website for at least 30 days.
For further details, see the second quarter 2025 Earnings Presentation available via the internet at http://investor.jetblue.com.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue, known for its low fares and great service, carries customers to more than 100 destinations throughout the United States, Latin America, the Caribbean, Canada and Europe. For more information and the best fares, visit jetblue.com.
Notes
(1)Management reviews the estimated amount of earnings before interest and taxes attributable to JetForward initiatives within a given period to evaluate progress against our financial and operational targets. Incremental EBIT reflects the estimated impact of strategic initiatives on profitability, such as partnerships, fleet optimization, network changes, and cost reduction programs.

(2)J.D. Power 2025 North America Airline Satisfaction Study (https://www.jdpower.com/business/press-releases/2025-north-america-airline-satisfaction-study).
(3)Non-GAAP financial measure; Note A provides a reconciliation of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.
(4)Guidance does not include risk of potential increase in impacts from tariffs.
(5)Includes fuel taxes and other fuel fees.
(6)JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate fuel price for the current quarter. Fuel price is based on forward curve as of July 14, 2025.
(7)Capital expenditures exclude Airbus A321neo XLRs, which JetBlue has entered into an agreement to sell.

Forward-Looking Information
This Earnings Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this Release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "expects," "plans" "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "goals," "targets" or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Earnings Release include, without limitation, statements regarding our outlook and future results of operations and financial position, including our expected return to profitability, any expected headwinds, our product offerings and loyalty initiatives, and our business strategy and plans and objectives for future operations, such as our JetForward initiatives and its Blue Sky component. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; the risk associated with the execution of our strategic operating plans in the near-term and long-term; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with a potential material reduction in the rate of interchange reimbursement fees; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the outcome of legal proceedings with respect to the NEA and our wind-down of the NEA; risks associated with stockholder activism; risks associated with cybersecurity and privacy, including information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; possible failure to comply with financial and other debt covenants included in the agreements governing our debt; financial risks associated with credit card processors; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; risks associated with our development and use of AI-powered solutions; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with environmental laws and regulations, which may cause us to incur substantial costs; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; increasing scrutiny of, and evolving expectations regarding, environmental and social matters; changes in government regulations in our industry; acts of war or terrorism; and changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Earnings Release, could cause our results to differ materially from those expressed in the forward- looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the "SEC"), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2024, as may be updated by our other SEC filings. In light of these risks and uncertainties, the forward-looking events discussed in this Earnings Release might not occur. Our forward-looking statements speak only as of the date of this Earnings Release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
(percent changes based on unrounded numbers)	2025	2024	Percent Change		2025	2024	Percent Change
OPERATING REVENUES
Passenger	$2,179	$2,265	(3.8)		$4,149	$4,319	(4.0)
Other	177	163	8.1		347	318	9.5
Total operating revenues	2,356	2,428	(3.0)		4,496	4,637	(3.0)

OPERATING EXPENSES
Aircraft fuel	504	626	(19.4)		1,015	1,251	(18.9)
Salaries, wages and benefits	852	784	8.5		1,714	1,607	6.7
Landing fees and other rents	171	177	(3.5)		330	341	(3.3)
Depreciation and amortization	171	163	4.6		339	322	5.4
Aircraft rent	20	25	(21.2)		39	52	(25.3)
Sales and marketing	76	87	(11.8)		147	164	(10.4)
Maintenance, materials and repairs	198	150	31.9		389	283	37.6
Special items	24	1	NM	(1)	24	563	(95.8)
Other operating expenses	334	358	(6.6)		667	717	(6.9)
Total operating expenses	2,350	2,371	(0.9)		4,664	5,300	(12.0)

OPERATING INCOME (LOSS)	6	57	(88.7)		(168)	(663)	(74.6)

Operating margin	0.3%	2.3%	(2.0)	pts.	(3.7)%	(14.3)%	10.6	pts.

OTHER INCOME (EXPENSE)
Interest expense	(147)	(63)	NM		(295)	(115)	NM
Interest income	33	18	86.8		71	37	90.6
Capitalized interest	3	4	(35.5)		6	8	(30.6)
Gain (loss) on investments, net	3	(2)	NM		4	(23)	NM
Other	8	17	(53.6)		17	20	(14.3)
Total other expense	(100)	(26)	NM		(197)	(73)	NM

INCOME (LOSS) BEFORE INCOME TAXES	(94)	31	NM		(365)	(736)	(50.4)

Pre-tax margin	(4.0)%	1.3%	(5.3)	pts.	(8.1)%	(15.9)%	7.8	pts.

Income tax benefit (expense)	20	(6)	NM		83	45	84.6

NET INCOME (LOSS)	$(74)	$25	NM		$(282)	$(691)	(59.1)

EARNINGS (LOSS) PER COMMON SHARE
Basic	$(0.21)	$0.07			$(0.79)	$(2.02)
Diluted	$(0.21)	$0.07			$(0.79)	$(2.02)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	361.3	345.1			357.9	342.7
Diluted	361.3	348.9			357.9	342.7
(1) Not meaningful or greater than 100% change.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
(percent changes based on unrounded numbers)	2025	2024	Percent Change		2025	2024	Percent Change
Revenue passengers (thousands)	9,973	10,375	(3.9)		19,237	19,960	(3.6)
Revenue passenger miles (RPMs) (millions)	13,627	14,192	(4.0)		26,228	27,194	(3.6)
Available seat miles (ASMs) (millions)	16,634	16,887	(1.5)		32,242	33,200	(2.9)
Load factor	81.9%	84.0%	(2.1)	pts.	81.3%	81.9%	(0.6)	pts.
Aircraft utilization (hours per day) (1)	10.2	10.4	(1.9)		10.0	10.3	(2.9)

Average fare	$218.52	$218.27	0.1		$215.66	$216.41	(0.3)
Yield per passenger mile (cents)	15.99	15.96	0.2		15.82	15.88	(0.4)
Passenger revenue per ASM (cents)	13.10	13.41	(2.3)		12.87	13.01	(1.1)
Operating revenue per ASM (cents) (RASM)	14.17	14.38	(1.5)		13.95	13.97	(0.2)
Operating expense per ASM (cents)	14.13	14.04	0.6		14.47	15.96	(9.4)
Operating expense per ASM, excluding fuel (cents) (2)	10.86	10.24	6.0		11.15	10.40	7.1

Departures	78,809	81,424	(3.2)		153,562	161,124	(4.7)
Average stage length (miles)	1,309	1,293	1.2		1,303	1,286	1.3
Average number of operating aircraft during period	286	285	0.4		287	285	0.7
Average fuel cost per gallon	$2.40	$2.87	(16.2)		$2.48	$2.92	(14.9)
Fuel gallons consumed (millions)	210	218	(3.8)		408	429	(4.7)
Fuel efficiency (ASMs per fuel gallon)	79	77	2.4		79	77	1.9
Average number of full-time equivalent crewmembers	18,956	20,097	(5.7)		19,050	20,160	(5.5)

(1) Includes aircraft temporarily removed from service, including eight aircraft impacted by the Pratt & Whitney engine groundings.
(2) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	June 30, 2025	December 31, 2024
	(unaudited)
Cash and cash equivalents	$2,135	$1,921
Total investment securities	1,227	2,025
Total assets	16,903	16,841
Total debt	8,451	8,539
Stockholders' equity	2,408	2,641

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED CASH FLOWS DATA
(in millions)
	Six Months Ended June 30,
	2025		2024
	(unaudited)
Capital expenditures and pre-delivery deposits for flight equipment	$(496)	(1)	$(917)

(1) Capital expenditures and pre-delivery deposits for 2025 consisted of $187 million in Q1 2025 and $309 million in Q2 2025, totaling $496 million year-to-date.

Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure used in this Earnings Release and shows a reconciliation of certain non-GAAP financial measures used in this Earnings Release to the most directly comparable GAAP financial measures.
With respect to JetBlue's CASM Ex-Fuel (1) guidance, JetBlue is not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measure cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as interest rates and fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.
(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel, other non-airline operating expenses, and special items.

Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-fuel")
CASM is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel, operating expenses related to other non-airline businesses, such as Paisly (f/k/a JetBlue Travel Products) and JetBlue Technology Ventures (JBV), and special items from total operating expenses to determine Operating Expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and that our metrics are more comparable with the presentation of our results excluding such impact.
For each of the three and six months ended June 30, 2025, special items included voluntary opt-out costs.
For the three months ended June 30, 2024, special items included voluntary opt-out costs. For the six months ended June 30, 2024, special items included Spirit-related costs, voluntary opt-out costs, and Embraer E190 fleet transition costs.
We believe Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.
The table below provides a reconciliation of our total operating expenses ("GAAP measure") to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL
(unaudited)
	Three Months Ended June 30,
	$				Cents per ASM
(in millions; per ASM data in cents; percent changes based on unrounded numbers)	2025	2024	Percent Change		2025	2024	Percent Change
Total operating expenses	$2,350	$2,371	(0.9)		14.13	14.04	0.6
Less:
Aircraft fuel	504	626	(19.4)		3.03	3.71	(18.2)
Other non-airline expenses	16	15	4.1		0.10	0.09	5.7
Special items	24	1	NM	(1)	0.14	—	NM
Operating expenses, excluding fuel	$1,806	$1,729	4.4		10.86	10.24	6.0
(1) Not meaningful or greater than 100% change.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL
(unaudited)
	Six Months Ended June 30,
	$			Cents per ASM
(in millions; per ASM data in cents; percent changes based on unrounded numbers)	2025	2024	Percent Change	2025	2024	Percent Change
Total operating expenses	$4,664	$5,300	(12.0)	14.47	15.96	(9.4)
Less:
Aircraft fuel	1,015	1,251	(18.9)	3.15	3.77	(16.5)
Other non-airline expenses	32	32	1.1	0.10	0.10	4.1
Special items	24	563	(95.8)	0.07	1.69	(95.7)
Operating expenses, excluding fuel	$3,593	$3,454	4.0	11.15	10.40	7.1

Operating Expense, Operating Income (Loss), Operating Margin, Pre-tax Income (Loss), Pre-tax Margin, Net Income (Loss) and Earnings (Loss) per Share, excluding Special Items, and Gain (Loss) on Investments
Our GAAP results in the applicable periods were impacted by credits and charges that were deemed special items.
For each of the three and six months ended June 30, 2025, special items included voluntary opt-out costs.
For the three months ended June 30, 2024, special items included voluntary opt-out costs. For the six months ended June 30, 2024, special items included Spirit-related costs, voluntary opt-out costs, and Embraer E190 fleet transition costs.
Certain net gains and losses on our investments were also excluded from our June 30, 2025 and 2024 non-GAAP results.
We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), OPERATING MARGIN, PRE-TAX INCOME (LOSS), PRE-TAX MARGIN, NET INCOME (LOSS), EARNINGS (LOSS) PER SHARE, EXCLUDING SPECIAL ITEMS, AND GAIN (LOSS) ON INVESTMENTS

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions except percentages)	2025	2024	2025	2024
Total operating revenues	$2,356	$2,428	$4,496	$4,637

RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$2,350	$2,371	$4,664	$5,300
Less: Special items	24	1	24	563
Total operating expenses excluding special items	$2,326	$2,370	$4,640	$4,737
Percent change	(1.9)%		(2.0)%

RECONCILIATION OF OPERATING INCOME (LOSS)
Operating income (loss)	$6	$57	$(168)	$(663)
Add back: Special items	24	1	24	563
Operating income (loss) excluding special items	$30	$58	$(144)	$(100)

RECONCILIATION OF OPERATING MARGIN
Operating margin	0.3%	2.3%	(3.7)%	(14.3)%

Operating income (loss) excluding special items	$30	$58	$(144)	$(100)
Total operating revenues	2,356	2,428	4,496	4,637
Adjusted operating margin	1.3%	2.4%	(3.2)%	(2.2)%

RECONCILIATION OF PRE-TAX INCOME (LOSS)
Income (loss) before income taxes	$(94)	$31	$(365)	$(736)
Add back: Special items	24	1	24	563
Less: Gain (loss) on investments, net	3	(2)	4	(23)
Income (loss) before income taxes excluding special items and gain (loss) on investments	$(73)	$34	$(345)	$(150)

RECONCILIATION OF PRE-TAX MARGIN
Pre-tax margin	(4.0)%	1.3%	(8.1)%	(15.9)%

Income (loss) before income taxes excluding special items	$(73)	$34	$(345)	$(150)
Total operating revenues	2,356	2,428	4,496	4,637
Adjusted pre-tax margin	(3.1)%	1.4%	(7.7)%	(3.2)%

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), OPERATING MARGIN, PRE-TAX INCOME (LOSS), PRE-TAX MARGIN, NET INCOME (LOSS), EARNINGS (LOSS) PER SHARE, EXCLUDING SPECIAL ITEMS, AND GAIN (LOSS) ON INVESTMENTS (CONTINUED)
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions except percentages)	2025	2024	2025	2024
RECONCILIATION OF NET INCOME (LOSS)
Net income (loss)	$(74)	$25	$(282)	$(691)
Add back: Special items	24	1	24	563
Less: Income tax benefit related to special items	6	1	6	8
Less: Gain (loss) on investments, net	3	(2)	4	(23)
Less: Income tax benefit (expense) related to gain (loss) on investments, net	(1)	1	(1)	6
Net income (loss) excluding special items and gain (loss) on investments	$(58)	$26	$(267)	$(119)

CALCULATION OF EARNINGS (LOSS) PER SHARE
Earnings (loss) per common share
Basic	$(0.21)	$0.07	$(0.79)	$(2.02)
Add back: Special items	0.07	—	0.07	1.64
Less: Income tax benefit related to special items	0.02	—	0.02	0.02
Less: Gain (loss) on investments, net	—	(0.01)	0.01	(0.07)
Less: Income tax benefit (expense) related to gain (loss) on investments, net	—	—	—	0.02
Basic excluding special items and gain (loss) on investments	$(0.16)	$0.08	$(0.75)	$(0.35)

Diluted	$(0.21)	$0.07	$(0.79)	$(2.02)
Add back: Special items	0.07	—	0.07	1.64
Less: Income tax benefit related to special items	0.02	—	0.02	0.02
Less: Gain (loss) on investments, net	—	(0.01)	0.01	(0.07)
Less: Income tax benefit (expense) related to gain (loss) on investments, net	—	—	—	0.02
Diluted excluding special items and gain (loss) on investments	$(0.16)	$0.08	$(0.75)	$(0.35)

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com